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                                    EXHIBIT 10.12

                                OPTION AGREEMENT DATED

                                    JULY 10, 1996




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                                       HOMELIFE


                                   OPTION AGREEMENT

                                 ISSUED JULY 10, 1996




Mr. Edmond Lani is hereby granted a three (3) year option to purchase ten thousand (10,000) shares of the Company's investment shares at the option price of one ($1.00) dollar per share. Said option is not transferable without prior written approval of the board of directors.

 /s/ Andrew Cimerman
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Andrew Cimerman, President

 /s/ Robert L. Cashman
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Robert L. Cashman, Secretary